Exhibit 4.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated September 25, 2020, is entered into by and between BARRETT BUSINESS SERVICES, INC., a Maryland corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement between Borrower and Bank dated August 5, 2019, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to clarify certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said clarification.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as set forth below:

1.            In order to clarify the meaning of Section 1.1(a), that section is hereby amended to delete the phrase “as of May 15, 2020” in each instance where it appears and substituting in place of such phrase in each such instance “immediately prior to May 15, 2020.”

2.            Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

3.            Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

4.            THIS AGREEMENT AMENDS THE CREDIT AGREEMENT. THE EXECUTION OF THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH DOES NOT EXTINGUISH THE INDEBTEDNESS OUTSTANDING IN CONNECTION THEREWITH NOR DOES IT CONSTITUTE A NOVATION WITH RESPECT TO THE INDEBTEDNESS OUTSTANDING IN CONNECTION WITH THE PRIOR CREDIT AGREEMENT. NOTHING CONTAINED HEREIN SHALL TERMINATE ANY SECURITY INTERESTS, GUARANTIES, SUBORDINATIONS OR OTHER DOCUMENTS IN FAVOR OF BANK EXECUTED IN CONNECTION WITH THE PRIOR CREDIT AGREEMENT OR THE INDEBTEDNESS DESCRIBED THEREIN, ALL OF WHICH SHALL REMAIN IN FULL FORCE AND EFFECT UNLESS EXPRESSLY AMENDED HEREBY.

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UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth above.

BORROWER		BANK

BARRETT BUSINESS SERVICES, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Anthony Harris	By:	/s/ Julie R. Wilson
Name: Anthony Harris		Name: Julie R. Wilson
Title: Chief Financial Officer		Title: Senior Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

THIRD PARTY PLEDGOR’S CONSENT AND REAFFIRMATION

The undersigned third party pledgor of assets to secure certain indebtedness of BARRETT BUSINESS SERVICES, INC. to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing First Amendment to Second Amended and Restated Credit Agreement; (ii) reaffirms its grant of a security interest in certain of its assets as specified more particularly in that certain Third Party Security Agreement: Business Assets dated as of June 20, 2018, as amended; and (iii) reaffirms its obligations under such Third Party Security Agreement.

PLEDGOR:

ASSOCIATED INSURANCE COMPANY FOR EXCESS,

an Arizona corporation

By:	/s/ Gary Kramer
Name: Gary Kramer
Title: President